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                                                     MERRILL LYNCH & CO., INC. AND SUBSIDIARIES

                                                                                                                   EXHIBIT 99(i)

                                                            OTHER COMMON SHARE DATA (A)
                                                     (In Thousands, Except Per Share Amounts)
                                                                                                          FOR THE THREE MONTHS
                                                                                                                 ENDED
                                                YEAR ENDED LAST FRIDAY IN DECEMBER                      ------------------------
                                        ---------------------------------------------------------------  MARCH 29,    MARCH 28,
                                           1992         1993         1994         1995         1996        1996         1997
                                        -----------  -----------  -----------  -----------  ----------- -----------  -----------
                                        (52 WEEKS)   (53 WEEKS)   (52 WEEKS)   (52 WEEKS)   (52 WEEKS)

Book Value............................   $   10.69    $   13.09    $   14.43    $   16.20    $   19.19    $   16.69    $   19.71
Dividends Paid........................   $   .2875    $     .35    $    .445    $    .505    $     .58    $     .13    $     .15
Shares Outstanding at Period End (B)..     414,405      407,979      362,958      342,777      328,172      346,080      330,921
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(A) Other common share data has been restated for the two-for-one common stock split effected in the form of a 100% stock dividend, declared by the Board of Directors on April 15, 1997 and paid on May 30, 1997.

(B) Does not include 22,403, 17,865, 12,854, 8,025, and 3,078 unallocated shares held in the Employee Stock Ownership Plan at year-end 1992, 1993, 1994, 1995, and 1996, respectively. For the three months ended March 29, 1996 and March 28, 1997 does not include 5,791 and 935 unallocated shares held in the Employee Stock Ownership Plan. Shares held in the Employee Stock Ownership Plan are not considered outstanding for accounting purposes.

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